Exhibit 4.1

Intensity Therapeutics, Inc. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE COMMON STOCK THIS IS TO CERTIFY that	NUMBER C- SHARES SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 45828J 103

is the owner of

Fully paid non-assessable Shares of Common Stock of

Intensity Therapeutics, Inc.

(the “Corporation”)

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated this _____ day of _________________, 2021.

___________________________________	___________________________________
SECRETARY	PRESIDENT

___________________________________
TRANSFER AGENT

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Company’s amended and restated certificate of incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT -	_____ Custodian ____
(Cust) (Minor)
TEN ENT	-	as tenants by the entireties	under Uniform Gifts to Minors
Act ____________________
(State)
JT TEN	-as joint tenants with right of
Survivorship and not as tenants
In common

Additional abbreviations may also be used though not in the above list

For value received _____ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

___________________________________________________________________________________________________________________________________
___________________________________________________________________________________ Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint

_____________________________________________________________________________________ ____________________ Attorney
To transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated _____________                 ________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE
IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By

__________________________________________________________________________________________

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE).